UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2007

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page
5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	3

5.03	Amendment to Articles of Incorporation or Bylaws, Changes in Fiscal Year	3

9.01	Financial Statements and Exhibits	3

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 10, 2007, The E.W. Scripps Company (“Scripps”) announced the election of David M. Moffett to the Board of Directors. Moffett’s election expands the board from 12 to 13 members. Effective at the time of his election, he received an option to purchase 10,000 Class A Common shares. The option vests in one year and has a ten-year life. The grant is pursuant to the Long-Term Incentive Plan which has been previously filed with the SEC. A copy of the press release announcing the election is filed as Exhibit 99.01.

Item 5.03 Amendment to Articles of Incorporation or Bylaws, Change in Fiscal Year

On May 10, 2007, the Board of Directors approved an amendment to Scripps’ Code of Regulations to fix the number of directors at 13.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description of Item	Exhibit No. Incorporated
10.01	Form of Independent Director Nonqualified Stock Option Agreement (1)	10.03B

10.02	Amended and Restated Code of Regulations

99.01	Press release dated May 10, 2007

(1)	Incorporated by reference to The E.W. Scripps Company Current Report on Form 8-K dated February 9, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Executive Vice President and Chief Financial Officer

Dated: May 16, 2007

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